CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-197020 on Form N-14 of our report dated September 25, 2013, relating to the financial statements and financial highlights of HighMark Short Term Bond Fund, one of the seventeen portfolios constituting the HighMark Funds, appearing in the Annual Report on Form N-CSR of HighMark Funds for the year ended July 31, 2013.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 12, 2014